Exhibit 10.22

AMENDMENT NUMBER 2007-1

TO RECIPROCAL LOAN AGREEMENT

This is Amendment Number 2007-1 (this “Amendment”) to the Reciprocal Loan Agreement, dated as of June 21, 2001, (the “Agreement”) by and between ING America Insurance Holdings, Inc. (”INGAIH”) and ING Life Insurance and Annuity Company (“ILIAC”). This Amendment is dated as of December 31, 2007. Capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

1.	Amendment to Section 2.2 of the Agreement.

Section 2.2, subparagraph (d) is amended by the addition of the following phrase as subpart (iv) of the first sentence of subparagraph (d) immediately following subpart (iii) of that sentence:

“(iv) the payment dates for any principal, interest or fees due or to become due from each Borrowing Company with respect to each Loan made hereunder,”

and the renumbering of any subpart immediately succeeding the above (iv) as subpart v of that sentence.

Section 2.2 is further amended by the addition of the phrase “and payment terms” immediately following the word “amounts” in the second sentence of subparagraph (d).

Section 2.2 is further amended by the addition of the following sentence as the last sentence of subparagraph (d) thereof:

“Accordingly, the Companies acknowledge and agree that the payment terms and due dates set out in the RTO’s control accounts with respect to each Loan made hereunder shall be deemed incorporated herein by this reference and shall govern as the payment terms and due dates for each such Loan made hereunder.”

2.         Amended Agreement. Except as specifically amended by this Amendment, each and every term of the Agreement remains in full force and effect.

3.         Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ING AMERICA INSURANCE HOLDINGS, INC.

By: /s/	David Pendergrass
Name:	David Pendergrass
Title:	Senior Vice President and
Treasurer

ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/	Spencer T. Shell
Name:	Spencer T. Shell
Title:	Vice President, Assistant Treasurer and
Assistant Secretary